UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 04, 2025

AGENUS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-29089	06-1562417
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Forbes Road
Lexington, Massachusetts		02421
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 781 674-4400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AGEN	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

In January 2015, Agenus Inc. (the “Company”) entered into a License, Development, and Commercialization Agreement (the “Agreement”) with Incyte Corporation (“Incyte”), under which Incyte licensed exclusive rights to certain immuno-oncology programs, including antibodies targeting GITR, OX40, TIM-3, LAG-3, and additional undisclosed targets.

Incyte previously terminated the OX40 program (effective October 2023) and the GITR and an undisclosed program (effective May 2024). In July 2024, Incyte announced that it would discontinue development of its LAG-3 and TIM-3 programs. On February 4, 2025, Agenus received formal notice from Incyte electing to terminate the Agreement effective February 4, 2026, in line with its strategic portfolio reprioritization. Upon termination, all rights to LAG-3 and TIM-3 revert to Agenus.

With this termination, Agenus will regain full control of these assets and will evaluate future opportunities for their advancement, including internal development and potential new partnerships.

The foregoing summary of the material terms of the Agreement is qualified in its entirety by the complete terms and conditions of the Agreement, filed with the Securities and Exchange Commission on March 16, 2015, as Exhibit 10.22 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and the First Amendment to the Agreement filed on May 4, 2017, as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 10, 2025	By:	/s/ Christine M. Klaskin
Christine M. Klaskin, VP Finance